EXHIBIT
                                      10.9


                         Eat at Joe's Harborplace, Inc.
                         t/a Eat at Joe's Gourmet Diner
       The Gallery at Harborplace - Baltimore, Maryland - Baltimore County
                                2537 Square Feet

                             Baltimore Center, Inc.
                                 A Subsidiary of
                                The Rouse Company
                                Helen S. Safranck
                          10275 Little Patuxent Parkway
                          Columbia, Maryland 21044-3456
                                 (410) 992-6129


Preopening Date     Rent Commencement Date     Opening Date    Termination Date
                    Earlier of April 1, 1997 or                 March 31, 2008
                    opening to public for business
RENEWAL OPTION:
EARLY TERMINATION OPTION:
FINANCIAL INFORMATION:

Security Deposit: -0-

Base Rent:                       Years   1-2        Years 3-5        Years 6-10
                Monthly:                           $8,333.33         $10,416.67
                Annual:                          $100,000.00        $125,000.00
                Square Foot:
*Expansion or renovations totaling $20.00sq.ft. A.B.R. increases 10% (only once)

Percentage Rent:  Break Point: All gross sales  $740,000.00-       $925,000.00-
                                              $1,000,000.00      $1,000,000.00
                  Percentage:      13.5%          13.5%               13.5%
                                              $1,000,000.00+     $1,000,000.00+
                                                  15%                 15%

Common Area Maintenance: LL Operating Costs times (2,537 sq. ft. divide LL Leased Qualifying Floor Area)

Food Court Maintenance:

Marketing/Advertising/Promotional Fees/ Merchant's Association:
* Merchant's Association Contribution Rate: Year 1 - $3.00 sq. ft. divide 12 - Years 2-10 - Greater of increase of most recent CPI over that of preceding year or 1% Gross Sales.
* Promotion Fund: LL reserves the right to create such fund in addition to, or in lieu of the above, and the above may be apportioned or applied completely to said fund.

Utility Service Charge: T solely responsible for all charges for water, sewer, electricity, gas, telephone, and any other utility used or consumed in the premises, plus;
* Electric Equipment Contribution: $1.00 sq. ft. divide 12 and paid monthly.
* V/CW Equipment Contribution Rate: $1.50 sq. ft. divide 12 and paid monthly.

Construction Allowance/Rent Concession:

Other Pass-Through Charges: Sprinkler Contribution: $0.30 sq. ft. divide 12 paid monthly.
* T to pay a proportionate share of taxes payable by LL.
* LL Insurance Costs times (2537 divide LL Qualifying Floor Area)

Department Store: Annual Basic Rental increase 7.5% for each Anchor store or expansion of at least 50,000 sq. ft. Breakpoint of percentage rent increased by like percentage.

RADIUS RESTRICTIONS: No other store with same trade name within two (2) miles.

ASSIGNMENT/SUBLETTING:                  Conformed

GUARANTOR:           EAJ Holding Corporation
                     1415 Route 70, Suite 412
                     Cherry Hill, New Jersey 08034

GUARANTOR LIMITATIONS: No Limitations. Guarantor liable for all breaches through renewal, extension, or amendment of the current lease.